UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

CST Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way, Building D, Suite 200 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On October 1, 2014, CST Brands, Inc. (“CST”) announced the consummation of the previously announced purchase (the “GP Purchase”) from Lehigh Gas Corporation (“LGC”) of all of the membership interests in CrossAmerica GP LLC (formally Lehigh Gas GP LLC), the general partner (the “General Partner”) of CrossAmerica Partners LP (formally Lehigh Gas Partners LP) (the “Partnership”), a limited partnership traded on the New York Stock Exchange. In addition, CST purchased all of the membership interests in limited liability companies formed by the 2004 Irrevocable Agreement of Trust of Joseph V. Topper, Sr. (the “Topper Trust”) and the 2008 Irrevocable Agreement of Trust of John B. Reilly, Jr. (the “Reilly Trust” together, the “Trusts”), which own all of the incentive distribution rights in the Partnership (the “IDR Purchase”).
The aggregate consideration paid to LGC and the Trusts for the GP Purchase and the IDR Purchase was $17 million in cash and 2,044,490 shares of CST common stock.
As a result of the GP Purchase, CST is the owner of the General Partner and all of the incentive distribution rights of the Partnership and controls the operations of the Partnership, a publicly traded limited partnership engaged in the distribution of motor fuels, consisting of gasoline and diesel fuel, and which owns and leases real estate used in the retail distribution of motor fuels.
Item 1.01 Entry into a Material Definitive Agreement
Amendment to Credit Agreement
In connection with the GP Purchase and the IDR Purchase CST entered into the Second Amendment to Credit Agreement and Amendment to Guarantee and Collateral Agreement, dated as of September 30, 2014 (the “Amendment”), among CST, as borrower, the Lenders (as defined below) party thereto, Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”) and certain subsidiaries of CST, as subsidiary guarantors, which amends (i) that certain Credit Agreement, dated as of March 20, 2013 (as previously amended, supplemented or otherwise modified, the “Credit Agreement”, and as amended by the Amendment, the “Amended Credit Agreement”), among CST, the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), the Administrative Agent and the other agents named therein, as marked in the form attached to the Amendment, and (ii) the Guarantee and Collateral Agreement, dated as of May 1, 2013, among CST, the subsidiaries of CST from time to time party thereto and the Administrative Agent. The Amendment became effective concurrently with the closing of the GP Purchase and the IDR Purchase.
The Amendment, among other things:

•	extends the maturity of the loans and revolving commitments under the Amended Credit Agreement from May 1, 2018 to September 30, 2019;

•	permits the closing of the GP Purchase and the IDR Purchase;

•	permits certain future transactions with the Partnership, including drop-down asset sales to the Partnership, subject to certain conditions;

•
provides for the designation of unrestricted subsidiaries, including the General Partner, the Partnership and subsidiaries of the Partnership, and amends covenants and events of default to exclude unrestricted subsidiaries;

•
increases CST’s ability to make certain investments and acquisitions, make distributions on or redeem or repurchase stock, and make certain payments on subordinated debt, in each case, subject to certain conditions;

•	amends the maximum total adjusted leverage ratio to permit CST to reduce indebtedness and rental expense in such calculation by unrestricted cash and cash equivalents in excess of $20 million; and

•	replaces the Credit Agreement’s expansion capital expenditures covenant with a covenant that limits capital expenditures based on CST’s leverage ratio.
Borrowings under the Amended Credit Agreement (in addition to existing collateral) will be secured by the incentive distribution rights of the Partnership and, in the future, common units of the Partnership owned by CST and other credit parties.
The foregoing description of the Amendment and the Amended Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Amendment or the Amended Credit Agreement and the transactions contemplated by the Amendment and the Amended Credit Agreement. The foregoing description of the Amendment and the Amended Credit Agreement is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant.
The description of the Amendment provided above under Item 1.01 is incorporated in this Item 2.03 by reference.
Item 3.02. Unregistered Sales of Equity Securities
On October 1, 2014, CST issued shares of its common stock to the Trusts in partial consideration for the IDR Purchase. The aggregate number of shares of CST’s common stock issued in connection with the IDR Purchase was 2,044,490 shares. This issuance of shares was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the consummation of the GP Purchase and IDR Purchase, Joseph V. Topper, Jr., was appointed to the Board of Directors of CST (the “Board”). Mr. Topper will receive no compensation with respect to his service on the Board.
Mr. Topper is also a Director, President and Chief Executive Officer of the General Partner of the Partnership. CST is the indirect owner of the General Partner.
In connection with the GP Purchase, Mr. Topper, LGC, and the Topper Trust (collectively, the “Topper Sellers”) and CST entered into a Voting Agreement dated as of October 1, 2014 (the “Voting Agreement”) pursuant to which each of the Topper Sellers agreed that at any meeting of the holders of shares of CST common stock or any meeting of holders of common units or subordinated units of the Partnership it will vote or cause to be voted such Topper Seller’s shares or units, respectively, in accordance with the recommendation of the board of directors of CST or the board of directors of the General Partner, respectively. The Voting Agreement will remain in effect with respect to any Topper Seller for so long as any such Topper Seller is (a) a director or officer of CST or affiliate thereof, including the Partnership, (b) the beneficial owner of more than 3% of the outstanding common stock of CST or (c) the beneficial owner of 10% or more of the outstanding common units or subordinated units of the Partnership.
Item 7.01 Regulation FD
On October 1, 2014, CST and the Partnership issued a press release announcing the consummation of the GP Purchase. The press release, attached hereto as Exhibit 99.1 and incorporated by reference herein, is being furnished to the SEC and shall not be deemed to be “filed” for any purpose
Item 8.01 Other Events
Registration Rights Agreement
On October 1, 2014, in connection with the closing of the IDR Purchase, CST and the Trusts entered into a registration rights agreement (the “Registration Rights Agreement”) on October 1, 2014. Pursuant to the Registration Rights Agreement, CST has granted certain piggy-back registration rights to the Trusts and their assignees (the “Holders”) that provide that if, prior to October 1, 2019, CST proposes to file a registration statement for the offer and sale of shares of common stock of CST (other than in certain circumstances), CST will notify the Holders of such proposal at least 15 days before the initial filing date of such registration statement. Such notice shall offer the Holders the opportunity to include for registration in such registration statement the number of shares of CST common stock acquired in the IDR Purchase (“Registrable Securities”) as they may request. CST may, after giving notice of its intention to register securities and prior to the effective date of such registration statement filed in connection with such notice, delay the registration of the public offer and sale of shares of common stock of CST. If such determination is made, CST shall be relieved of its registration obligations with respect to the Registrable Securities. The Registration Rights Agreement provides for customary piggy-back rights with respect to an underwritten offering as well as the ability for CST, upon recommendation of its lead underwriter, to limit the number of Registrable Securities included in such underwritten offering.
Registrable Securities exclude: (i) shares of CST common stock that have been registered under the Securities Act as amended and that have been sold, (ii) shares of CST common stock that have been sold by the Holders in a transaction exempt from the registration requirements of the Securities Act and (iii) shares of CST common stock that have been sold by Holder and such holders rights under the registration rights have not been assigned.
The foregoing description of the Registration Rights Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Registration Rights Agreement. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Exhibit Description
4.1
Registration Rights Agreement dated as of October 1, 2014 by and among CST Brands, Inc. 2004 Irrevocable Agreement of Trust of Joseph V. Topper, Sr. and the 2008 Irrevocable Agreement of Trust of John B. Reilly, Jr.

10.1
Second Amendment to Credit Agreement and Amendment to Guarantee and Collateral Agreement, dated as of September 30, 2014, by and among CST Brands, Inc., as borrower, the several banks and other financial institutions or entities from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, and certain subsidiaries of CST Brands, Inc., as subsidiary guarantors.

99.1	Press Release dated October 1, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Gérard J. Sonnier
By:	Gérard J. Sonnier
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: October 3, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1
Registration Rights Agreement dated as of October 1, 2014 by and among CST Brands, Inc. 2004 Irrevocable Agreement of Trust of Joseph V. Topper, Sr. and the 2008 Irrevocable Agreement of Trust of John B. Reilly, Jr.

10.1
Second Amendment to Credit Agreement and Amendment to Guarantee and Collateral Agreement, dated as of September 30, 2014, by and among CST Brands, Inc., as borrower, the several banks and other financial institutions or entities from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, and certain subsidiaries of CST Brands, Inc., as subsidiary guarantors.

99.1	Press Release dated October 1, 2014